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                                EXHIBIT 16.(17)

                               FORM OF PROXY CARD

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                                EXHIBIT 16.(17)
                          TA IDEX JANUS GROWTH & INCOME
                                     FORM OF

          PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON APRIL 23, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoint(s) John K. Carter and Brian C. Scott or either one of them, proxies, with full power of substitution, to vote all shares of TA IDEX Janus Growth & Income which the undersigned is entitled to vote at the Special Meeting of shareholders of TA IDEX Janus Growth & Income to be held at the office of IDEX Mutual Funds ("IDEX") at 570 Carillon Parkway, St. Petersburg, Florida 33716 on April 23, 2004 at 10:00 a.m. local time and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted "FOR" the proposal.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

Please indicate your vote by an "x" in the appropriate box below.

PROXY VOTING INSTRUCTIONS

IDEX encourages all shareholders to vote their proxies. We now provide the following convenient methods of voting:

1. PROXY CARD: Complete, sign, date and return the proxy card attached below in the enclosed postage-paid envelope; or instead vote by

2.   TELEPHONE;

3.   INTERNET; or

4.   FACSIMILE

by following the enclosed instructions. If you choose to vote by telephone, via the Internet or by facsimile, DO NOT return your proxy card unless you later decide to change your vote.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

1. To approve an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of TA IDEX Janus Growth & Income (the "Acquired Fund") by TA IDEX Janus Balanced (the "Acquiring Fund") solely in exchange for shares of Acquiring Fund, followed by the complete liquidation of Acquired Fund

           FOR     ?             AGAINST  ?           ABSTAIN  ?

__________________________________                       _______________________
Signature                                                Date

__________________________________                       _______________________
Signature (if held jointly)                              Date

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

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